AMENDMENT NO. 1 TO
AMENDED AND RESTATED NOTE
(Long Term Financing Facility)

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED NOTE (this “Amendment”) is made and entered into effective April 26, 2019, by and between NORTHWEST FARM CREDIT SERVICES, FLCA (“Lender”) and POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP (“Borrower”).

RECITALS

WHEREAS, Borrower executed and delivered to Lender an Amended and Restated Note (Long Term Financing Facility) dated October 11, 2018 in the original principal amount of $71,800,000.00 (herein, as at any time amended, extended, restated, renewed, supplemented or modified, the “Note”).

WHEREAS, Borrower and Lender desire to modify the Note to extend the Maturity Date of Loan Segment 6012758-101 (Tranche 1), price the principal of such Loan Segment in three separate tranches, and otherwise modify the Note for the purposes stated herein.

NOW THEREFORE, for good and valuable consideration, Borrower and Lender agree as follows:

1.    Except as expressly modified or changed herein, all terms and conditions of the Note and the other Loan Documents will remain in full force and effect and will not be changed hereunder.

2.    All terms not otherwise defined herein shall have the meaning given such term in the Note and the other Loan Documents.

3.    Section 1 of the Note is hereby amended by restating the definition of LIBOR, in its entirety, by substitution of the following:

“LIBOR” means the rate per annum as of 11:00 a.m. (London time) on the day that is two (2) Business Days prior to the first day of such interest period (the “Index”), at which deposits in Dollars for the relevant interest period are offered as determined by the ICE Benchmark Administration (or any successor thereto or any other readily available service selected by Lender that has been approved by the ICE Benchmark Administration as an authorized information vendor for purposes of displaying rates) (the “LIBOR Index Source”) provided, that in the event the ICE Benchmark Administration ceases to provide such quotations (or if the circumstances in Section 3.08(i) or (ii) exist), the foregoing rate of interest shall mean any similar successor rate designated by Lender in its reasonable discretion including the rate determined in accordance with Section 3.08. If such rate is less than zero, such rate shall be deemed to be zero.

4.    Section 1 of the Note is hereby amended by adding the following new definitions in the alphabetically appropriate places:

“LIBOR Replacement Rate” has the meaning given to such term in Section 3.08.

“LIBOR Scheduled Unavailability Date” has the meaning given to such term in Section 3.08.

5.    Section 3.02 of the Note is hereby amended, in its entirety, by substitution of the following:

3.02    1-, 2-, 3-, 4-, 5-, 6-, 7-, 8-, 9-, 10-, 12-, 15- or 18-Year Fixed Rate Options. Borrower understands and agrees that the availability of any Fixed Rate Option will be determined at Lender’s (and participant’s, if applicable) sole discretion. Subject to the preceding sentence, a Fixed Rate Loan Segment may be priced with a fixed rate equal to the 1-, 2-, 3-, 4-, 5-, 6-, 7-, 8-, 9-, 10-, 12-, 15- or 18-year Fixed Rate Options, as defined herein, plus the Applicable Margin. With these Fixed Rate Options, (a) rates may be fixed for Interest Periods, as defined herein, of 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 12, 15 and 18 years; and (b) rates may only be fixed on a Pricing Date to take effect on such Pricing Date. For purposes hereof: (i) the “1-, 2-, 3-, 4-, 5-, 6-, 7-, 8-, 9-, 10-, 12-, 15- and 18-year Fixed Rate Options” shall

Amendment No. 1 to Amended and Restated Note (Long Term Financing Facility)
(Pope Resources, A Delaware Limited Partnership/Note No. 6241561)

mean the rate equal to the Rate Pricing Index for such period, rounded to the nearest .01 percent, as made available by the Lender on the Pricing Date; and (ii) “Interest Period” shall mean a period commencing on the Pricing Date and ending on the Fixed Rate Maturity Date. The Fixed Rate Maturity Date for a given Fixed Rate Option with a maturity of one year or over shall mean the corresponding anniversary of the first day of the month following the Pricing Date if the Pricing Date is not the first day of a month or the corresponding anniversary of the Pricing Date if such Pricing Date is the first day of a month. The following Loan Segments are evidenced by this Note:

Tranche	Loan Segment No.	Face Amount	Rate	Fixed Rate Maturity	Maturity Date
2	6241561-102	$10,000,000	6.05%	07/01/2025	07/01/2025
3	6241561-103	$11,000,000	3.89%	07/01/2026	07/01/2026
4	6241561-104	$11,000,000	4.13%	07/01/2028	07/01/2028
5	6241561-105	$6,000,000	Base Rate plus Applicable Margin	N/A	10/01/2024
6	6241561-106	$8,000,000	5.34%	11/01/2033	10/01/2034
7	6241561-107	$8,000,000	5.34%	11/01/2033	10/01/2035
8	6241561-108	$8,000,000	5.42%	10/01/2036	10/01/2036
9	6241561-109	$3,000,000	4.35%	05/01/2027	05/01/2031
10	6241561-110	$3,000,000	4.49%	05/01/2029	05/01/2031
11	6241561-111	$3,800,000	4.60%	05/01/2031	05/01/2031

The Loan Segments listed in Tranches 2 through 4 above (which were previously evidenced by the Prior Notes, as defined in Section 9.05), are priced at the specific fixed rates set forth above until their respective Fixed Rate Maturity Dates, and will be due and payable on such dates. The Loan Segments listed in Tranches 6 through 8 above were initially Base Rate Loan Segments, but are now priced at the specific fixed rates set forth above until their respective Fixed Rate Maturity Dates, and will be due and payable on the maturity dates referenced above. The Loan Segments listed in Tranches 9 through 11 above are priced at the specific fixed rates set forth above until their respective Fixed Rate Maturity Dates, and will be due and payable on the maturity dates referenced above.”

6.    Section 3.04 of the Note is hereby amended, in its entirety, by substitution of the following:

3.04    Pricing Elections. Upon irrevocable Notice to Lender in accordance with Paragraph 2.03 above, as to principal (i) in the amount of an advance, (ii)  in the Base Rate Loan Segment, or (iii)  in a Fixed Rate Loan Segment on a Fixed Rate Maturity Date, Borrower may elect to designate all or any part of the advance or of the Adjusted Principal Balance of such Loan Segment on such Pricing Date to bear interest at any Rate Option described herein; provided however, that (1) there is no Event of Default, (2) Borrower shall price Loan principal in Fixed Rate Loan Segments in initial minimum principal amounts of $5,000,000, unless waived in writing by Lender in its sole discretion, (3) no Fixed Rate Option may be selected which would have for its Fixed Rate Maturity Date a date later than the Maturity Date stated for such Fixed Rate Option in Paragraph 3.02 above, and (4) there are no more than ten (10) Fixed Rate Loan Segments at any one time. If Borrower does not provide Lender irrevocable Notice of election of a Rate Option on a Fixed Rate Maturity Date for a Fixed Rate Loan Segment, the Adjusted Principal Balance of such Loan Segment will be priced at the Base Rate effective on such Pricing Date.”

7.    Section 3.06 of the Note is hereby amended, in its entirety, by substitution of the following:

3.06    Index or Index Source. If Lender shall have determined (which determination shall be conclusive and binding upon Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining any Index or Index Source provided for herein during the Note term, including, without limitation, LIBOR has been discontinued, is no longer being published or is no longer recognized as an industry standard benchmark interest rate, Lender will choose a new Index or Index Source which it determines, in its reasonable discretion, is comparable to be effective upon notification thereof to Borrower.”

Amendment No. 1 to Amended and Restated Note (Long Term Financing Facility)
(Pope Resources, A Delaware Limited Partnership/Note No. 6241561)

8.    Section 3 of the Note is hereby amended by adding the following new Section 3.08:

3.08    LIBOR Replacement Rate. Notwithstanding anything to the contrary contained in this Note or any other Loan Document, but without limiting Section 3.06 above, if Lender shall have determined (which determination likewise shall be final and conclusive and binding upon all parties hereto), that (i) the circumstances described in Section 3.06 have arisen and that such circumstances are unlikely to be temporary, or (ii) the relevant administrator of LIBOR or a Governmental Authority having or purporting to have jurisdiction over Lender has made a public statement identifying a specific date after which LIBOR shall no longer be made available, or used for determining interest rates for loans (such specific date, the “LIBOR Scheduled Unavailability Date”), then, reasonably promptly after such determination by Lender, Lender may amend this Note, in consultation with Borrower, to replace LIBOR with an alternate rate of interest, giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities for such alternative rates of interest (any such proposed rate, a “LIBOR Replacement Rate”), and make such other related changes to this Note and the other Loan Documents to incorporate the LIBOR Replacement Rate as may be necessary or appropriate, in the opinion of Lender, to effect the provisions of this Section 3.08 (provided, that any definition of the LIBOR Replacement Rate shall specify that in no event shall such LIBOR Replacement Rate be less than zero for purposes of this Note) and any such amendment shall become effective at 5:00 p.m. (Pacific time) on the fifth Business Day after Lender shall have provided written notice of such proposed amendment to Borrower. The LIBOR Replacement Rate shall be applied in a manner consistent with market practice; provided that, to the extent such market practice is not administratively feasible for Lender, such LIBOR Replacement Rate shall be applied as otherwise reasonably determined by Lender. For the avoidance of doubt, the parties hereto agree that unless and until a LIBOR Replacement Rate is determined and an amendment to this Note is entered into to effect the provisions of this Section 3.08, if the circumstances under clause (i) and (ii) of this Section 3.08 exist, the provisions of Section 3.06 shall apply.”

9.    This Amendment shall become effective on the date first written above when the following conditions are satisfied:

a.	Lender shall have received executed counterparts to this Amendment by all of the parties hereto.

b.	All legal matters incident to this Amendment shall be reasonably satisfactory to Lender and its counsel.

c.	Borrower shall have paid all fees and expenses of Lender due and owing on, invoiced, and presented to Borrower as of effective date of this Amendment.

d.	Borrower shall have paid the fees as required by the separate fee letter dated April 26, 2019.

d.	No Default or Event of Default shall exist and be continuing as of the date of this Amendment.

e.	Lender and Borrower shall have executed and delivered a Notice/Confirmation for the Fixed Rate Options for Tranches 9 through 11.
10.    Borrower hereby releases and forever discharges Lender and Lender’s agents, principals, successors, assigns, employees, officers, directors and attorneys, and each of them (collectively the “Releasees”), of and from any and all claims, demands, damages, suits, rights or causes of action of every kind and nature that Borrower has or may have against the Releasees (or any of them) as of the date of this Amendment, whether known or unknown, contingent or matured, foreseen or unforeseen, asserted or unasserted, including but not limited to, all claims for compensatory, general, special, consequential, incidental and punitive damages, attorneys’ fees and equitable relief.

11.    This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. This Amendment shall not constitute a novation and shall in no way adversely affect or impair the lien priority of the Loan Documents. Each of the Loan Documents, agreements and instruments creating, evidencing and securing the repayment of the above-referenced loan

Amendment No. 1 to Amended and Restated Note (Long Term Financing Facility)
(Pope Resources, A Delaware Limited Partnership/Note No. 6241561)

shall remain in effect and is valid, binding and enforceable according to its terms, except as modified by this Amendment. Time is of the essence in the performance of the Note and the other Loan Documents. This Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of Borrower and Lender.

In Witness Whereof, the parties hereto have duly executed this Amendment to be effective as of the date first above written.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

LENDER:

NORTHWEST FARM CREDIT SERVICES, FLCA

By:
Authorized Agent

BORROWER:

POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP
By:    Pope MGP Inc., a Delaware corporation, its Managing General Partner
By:
Thomas M. Ringo, President and CEO

Amendment No. 1 to Amended and Restated Note (Long Term Financing Facility)
(Pope Resources, A Delaware Limited Partnership/Note No. 6241561)